                          SCHEDULE 14A (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the registrant /X/
      Filed by a party other than the registrant / /

      Check the appropriate box:

      /X/        Preliminary proxy statement.

      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(e)(2)).

      / /        Definitive proxy statement.

      / /        Definitive additional materials.

      / /        Soliciting material under Rule 14a-11(c) or Rule 14a-12.
                                           LIVEPERSON, INC.
      -----------------------------------------------------------------------

      (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------

           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of filing fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act
           Rules 14a-(6)(i) (1) and 0-11.
           (1)  Title of each class of securities to which transaction applies.
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

August 20, 2001

Dear LivePerson Stockholders:

    On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend the Company's Special Meeting of Stockholders, which will be held on September 13, 2001 at 10:00 A.M. (Eastern Daylight time) at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 46th Floor, New York, New York 10019 (Telephone: 212-581-1600).

    The purposes of this meeting are to consider and act upon a proposed amendment to the Company's Fourth Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse split of the Company's outstanding shares of Common Stock, and to transact such other business as may properly come before the Special Meeting. You will find attached a Notice of Special Meeting of Stockholders and a Proxy Statement that contains more information about the reverse stock split proposal. Please give all of this information your careful attention. The Board of Directors recommends a vote FOR the proposal.

    You will also find enclosed a Proxy Card appointing proxies to vote your shares at the Special Meeting. If you do not plan to attend the Special Meeting in person, please sign, date and return your Proxy Card as soon as possible so that your shares can be represented and voted in accordance with your instructions. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Special Meeting.

    The Proxy Statement and the accompanying Proxy Card are first being mailed on or about August 21, 2001 to stockholders entitled to vote.

    We look forward to seeing you at the Special Meeting.

                                          Sincerely,
                                          Robert P. LoCascio
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                                LIVEPERSON, INC.
                        330 WEST 34TH STREET, 10TH FLOOR
                            NEW YORK, NEW YORK 10001
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                  TO BE HELD AT 10:00 A.M. SEPTEMBER 13, 2001

TO THE STOCKHOLDERS OF LIVEPERSON, INC.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of LivePerson, Inc., a Delaware corporation (the "Company"), will be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 46th Floor, New York, New York 10019 (Telephone: 212-581-1600) on September 13, 2001 at 10:00 A.M. (Eastern Daylight time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

    (1) To consider and act upon a proposed amendment to the Company's Fourth Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse split of the Company's outstanding shares of Common Stock (the "Reverse Split"); and

    (2) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on August 17, 2001 will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the Special Meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the Special Meeting and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

    All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting in person, your vote is important. To assure your representation at the Special Meeting, please sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Special Meeting will be counted.

                                          By Order of the Board of Directors
                                          TIMOTHY E. BIXBY
                                          PRESIDENT, CHIEF FINANCIAL OFFICER,
                                          SECRETARY AND DIRECTOR

New York, New York
August 20, 2001

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                LIVEPERSON, INC.
                        330 WEST 34TH STREET, 10TH FLOOR
                            NEW YORK, NEW YORK 10001

                            ------------------------

                      PRELIMINARY COPY OF PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 13, 2001

                            ------------------------

GENERAL

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of LivePerson, Inc., a Delaware corporation, for use at the Special Meeting of Stockholders to be held on September 13, 2001 and at any adjournments or postponements thereof. The Special Meeting will be held at 10:00 A.M. (Eastern Daylight time) at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 46th Floor, New York, New York 10019 (Telephone: 212-581-1600). The definitive Proxy Statement and accompanying Proxy Card and Notice of Special Meeting of Stockholders are expected to be released on August 21, 2001 to all stockholders entitled to vote at the Special Meeting and at any adjournments or postponements thereof.

VOTING

    The specific matters to be considered and acted upon at the Special Meeting are (i) a proposed amendment to the Company's Fourth Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse split (the "Reverse Split") of the outstanding shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), and (ii) such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Pursuant to the provisions of the Company's Second Amended and Restated By-laws, as amended, business transacted at the Special Meeting and any adjournments or postponements thereof shall be limited to the purposes stated in the Notice of Special Meeting. The Reverse Split proposal is described in more detail in this Proxy Statement. The Company's Board of Directors has set
August 17, 2001 as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the record date. On July 25, 2001, 33,983,381 shares of the Company's Common Stock were issued and outstanding and no shares of the Company's Preferred Stock, par value $0.001 per share, were outstanding.

    The stock transfer books of the Company will remain open between the record date and the date of the Special Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting and any adjournments or postponements thereof will be available for inspection at the Special Meeting and any adjournment or postponements thereof, and for a period of ten days prior to the meeting, during regular business hours at the offices of the Company listed in the attached Notice of Special Meeting.

    The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum in connection with the transaction of business at the Special Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (I.E., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

    To be approved, the Reverse Split proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Both abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal presented to the stockholders and will have the same effect as negative votes.

PROXIES

    If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If the Proxy Card is properly signed and returned but does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the approval of the Reverse Split proposal, and as the proxy holders deem advisable for all other matters as may properly come before the Special Meeting. You may revoke or change your proxy at any time before the Special Meeting by filing with the Secretary of the Company, at the Company's principal executive offices at 330 West 34th Street, 10th Floor, New York, New York 10001, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Special Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    In order to be considered for inclusion in the Company's Proxy Statement and Proxy Card relating to the Company's 2002 Annual Meeting of Stockholders, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, any proposal by a stockholder must be received by the Company at its principal executive offices in New York, New York, on or before January 1, 2002. In addition, under the Company's Second Amended and Restated By-laws, as amended, any proposal for consideration at the 2002 Annual Meeting of Stockholders submitted by a stockholder not pursuant to Rule 14a-8 will be considered untimely unless it is received by the Secretary of the Company at its principal executive offices between the close of business on January 23, 2002 and the close of business on February 22, 2002, and is otherwise in compliance with the requirements set forth in the Company's Second Amended and Restated By-laws, as amended. The proxy solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

                   MATTER TO BE CONSIDERED AT SPECIAL MEETING
     AMENDMENT TO THE COMPANY'S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IN ORDER TO EFFECT A REVERSE SPLIT OF THE COMPANY'S OUTSTANDING
                                  COMMON STOCK

GENERAL

    The Company's Board of Directors has approved and adopted resolutions proposing, declaring advisable and in the Company's best interests, and recommending to the stockholders of the Company for approval an amendment to the Company's Fourth Amended and Restated Certificate of Incorporation (the "Charter") to effect a one-for-ten reverse stock split of the Company's issued and outstanding Common Stock. The text of the proposed amendment to the Charter to effect the Reverse Split is attached hereto as Appendix A (the "Amendment"). There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of the Common Stock.

    If the Reverse Split is approved, the Board of Directors will have the authority, without further stockholder approval, to effect the Reverse Split, pursuant to which each of the Company's presently outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock in an exchange ratio of one New Share for every ten Old Shares. The Board of Directors would also have the authority to determine the exact timing of the Reverse Split, which may be at any time on or prior to October 31, 2001, without further stockholder approval. The timing of the Reverse Split will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to remain in compliance with the continued listing maintenance requirements of the Nasdaq National Market and other intended benefits of the Reverse Split to stockholders and the Company. See the information below under the caption "Purposes of the Reverse Split."

    The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Split, if, at any time prior to filing the Amendment with the Secretary of State of the State of Delaware (the "Effective Time"), the Board of Directors, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, business and transactional developments and the Company's actual and projected business and financial performance.

    The Reverse Split will be effected simultaneously for all holders of the Common Stock and the exchange ratio will be the same for all of the Common Stock. Except for changes due to the Company's purchase of fractional shares, the Reverse Split will affect all of the Company's stockholders uniformly and will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting or other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

PURPOSES OF THE REVERSE SPLIT

    The principal purpose of the Reverse Split proposal is to increase the market price of the Common Stock above the minimum bid requirement of $1.00 per share required by The Nasdaq Stock Market, Inc. ("Nasdaq"). The Common Stock is a quoted security on the Nasdaq National Market ("NNM"). In order for the Common Stock to continue to be quoted thereon, the Company and the Common Stock are required to continue to comply with various listing maintenance standards established by Nasdaq. Among other things, the Company is required to maintain a minimum bid price of at least $1.00 per share.

    Under Nasdaq's listing maintenance standards, if the closing bid price of the Common Stock is under $1.00 per share for 30 consecutive business days and does not thereafter regain compliance for a minimum of ten consecutive business days during the ninety calendar days following notification by Nasdaq, Nasdaq may delist the Common Stock from trading on the NNM.

    On April 30, 2001, the Company received a letter from Nasdaq notifying it of the failure to maintain a minimum bid price of $1.00 per share of Common Stock during the preceding 30 consecutive business days. The letter stated that the Company must demonstrate compliance with Nasdaq's minimum bid rule by July 30, 2001, and that if it is not in compliance by that date, Nasdaq will notify the Company that the Common Stock will be delisted from the NNM. If such event occurs, the Company may appeal the decision to a Nasdaq Listing Qualifications Panel.

    If a delisting were to occur, the Common Stock would likely trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternative trading venues are generally considered less efficient than the NNM. Consequently, selling the Common Stock would be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and securities analysts' and news media coverage of the Company may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of the Common Stock.

    Such delisting from the NNM or further declines in the market price of the Common Stock could also greatly impair the Company's ability to raise additional necessary capital through equity or debt financing, and significantly increase the ownership dilution to stockholders caused if the Company was to issue equity in financing or other transactions. The price at which the Company issues shares in such transactions is generally based on the market price of the Common Stock and a decline in the market price of the Common Stock could result in the need for the Company to issue a greater number of shares to raise a given amount of funding or acquire a given dollar value of goods or services.

    In addition, if the Common Stock is not listed on the NNM, the Company may become subject to Rule 15g-9 under the Securities and Exchange Act of 1934, as amended. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Common Stock and affect the ability of holders to sell their shares of Common Stock in the secondary market. Moreover, investors may be less interested in purchasing low-priced securities because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such securities, and some investment funds will not invest in low-priced securities (other than those focus on small-capitalization companies or low-priced securities).

    The Board of Directors believes that the Reverse Split is likely to result in the bid price of the Common Stock increasing over the $1.00 per share minimum bid price required by Nasdaq, thereby permitting the continued listing of the Common Stock on the NNM. However, there can be no assurance that after effectuating the Reverse Split, the Company will meet the minimum bid price or other requirements of Nasdaq for continued inclusion for quotation on the NNM.

CERTAIN EFFECTS AND RISKS OF THE REVERSE SPLIT

    The following table illustrates the principal effects of the Reverse Split on the Common Stock:

NUMBER OF SHARES                PRIOR TO THE REVERSE SPLIT    SUBSEQUENT TO THE REVERSE SPLIT
----------------                ---------------------------   -------------------------------
Authorized....................               100,000,000                        100,000,000
Outstanding (1)...............                33,983,381                          3,398,338
Available for Future Issuance
  (2).........................                66,016,619                         96,601,662

------------------------

(1) Assumes the Effective Time occurred on the record date, and subject to adjustment resulting from cash payments by the Company in lieu of fractional shares.

(2) Excludes shares of Common Stock issuable (i) upon the exercise of outstanding options under the Company's 2000 Stock Incentive Plan and
    (ii) upon the exercise of outstanding warrants to purchase Common Stock. After the Effective Time, each option or warrant will entitle the holder to acquire a number of shares of Common Stock equal to the number of shares of Common Stock which the holder was entitled to acquire immediately prior to the Effective Time divided by ten at an exercise price equal to the price in effect immediately prior to the Effective Time multiplied by ten. The number of shares reserved for issuance under the Company's 2000 Stock Incentive Plan and Employee Stock Purchase Plan will automatically be reduced by a factor of ten after the Effective Time, to approximately 1,102,000 shares and 45,000 shares, respectively.

    Stockholders should recognize that if the Reverse Split is effectuated, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the Effective Time divided by ten, subject to adjustment for fractional shares, as described below).

    While the Company expects that the reduction in the outstanding shares of Common Stock as a result of the Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple of ten or result in any permanent increase in the market price (which is dependent upon many factors, including, but not limited to, the Company's business and financial performance and prospects). Should the market price of the Common Stock decline after the Reverse Split, the percentage decline may be greater than would otherwise occur had the Reverse Split not been effectuated.

    There can be no assurance that after effectuating the Reverse Split, the Company will meet the minimum bid price or other requirements of Nasdaq for continued inclusion for quotation on the NNM. Furthermore, there can be no assurance that any appeal of a decision to delist the Common Stock would be successful or that the Reverse Split would prevent the Common Stock from being forced to trade on the OTC Bulletin Board or in the "pink sheets." Therefore, there can be no assurance that after the Reverse Split, trading in the Common Stock will be efficient or that the Company will not be subject to Rule 15g-9.

    The possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots generally experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales.

    After the Effective Time, the number of authorized but unissued shares of Common Stock would increase from 66,016,619 to 96,601,662 (subject to the assumptions and exclusions described in the table above). These shares may be issued by the Board of Directors in its discretion. If the Company issues additional shares subsequent to the Reverse Split, the dilution to the ownership interest of the

Company's existing stockholders may be greater than would otherwise occur had the Reverse Split not been effectuated.

    As described below, stockholders who would otherwise hold fractional shares after the Reverse Split will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of holders of New Shares as compared to the number of holders of Old Shares to the extent that there are stockholders presently holding fewer than ten shares, and each such person will cease to be a Company stockholder after the Reverse Split. These, however, are not the purposes for which the Company seeks to effect the Reverse Split, and the Company does not expect the Reverse Split will result in any material reduction in the number of stockholders.

    Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of LivePerson with another company), the Reverse Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board of Directors and stockholders. Other than the Reverse Split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Fourth Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

    The Reverse Split will not affect the par value of the Common Stock. As a result, after the Effective Time, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced to one-tenth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be increased after the Effective Time because there will be fewer shares of Common Stock outstanding.

PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

    If the Amendment is approved by the Company's stockholders, and if the Board of Directors still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined the appropriate effective time for the Reverse Split. The Board may delay effecting the Reverse Split until October 31, 2001 without resoliciting such stockholder approval. The Reverse Split will become effective at the Effective Time on the date of filing the Amendment. After the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

    Promptly after the Effective Time, stockholders will be notified that the Reverse Split has been effected. The Company's transfer agent, American Stock Transfer & Trust Company will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

FRACTIONAL SHARES

    No scrip or fractional shares, or certificates for fractional shares, will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by ten, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment (without interest) in lieu thereof. The cash payment will be equal to the fraction to which the stockholder would otherwise be entitled, multiplied by the average closing sale prices of Old Shares (as adjusted to reflect the Reverse Split) for the 20 trading days immediately before the Effective Time, as reported in The Wall Street Journal. If such price or prices are not available, the fractional share payment will be based on the average of the last bid and ask prices of Old Shares for such days, in each case as officially reported on the NNM, or such other price as determined by the Board of Directors. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

    Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

NO DISSENTER'S RIGHTS

    Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter's rights with respect to the proposed Amendment, and the Company will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

    The following is a summary of certain material federal income tax consequences of the Reverse Split, and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

    No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Split (except to the extent of any cash received in lieu of a fraction of a New Share). Cash payments in lieu of a fractional New Share should be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. A Company stockholder receiving such payment should recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share.

    The aggregate tax basis of the New Shares received in the Reverse Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote will be required to approve this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS
PROPOSAL.

                            OWNERSHIP OF SECURITIES

    The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of July 25, 2001, by:

    - each person or group of affiliated persons whom we know to beneficially own five percent or more of our Common Stock;

    - each of our directors;

    - each of our executive officers; and

    - each of our directors and executive officers as a group.

    The following table gives effect to the shares of Common Stock issuable within 60 days of July 25, 2001 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 33,983,381 shares of Common Stock outstanding at July 25, 2001. Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned.

                                                            NUMBER OF SHARES    PERCENTAGE OF COMMON
NAME AND ADDRESS                                           BENEFICIALLY OWNED    STOCK OUTSTANDING
----------------                                           ------------------   --------------------
5% STOCKHOLDERS
Highland Capital Partners IV Limited Partnership and
  affiliates(1)..........................................       2,451,944               7.2%

DIRECTORS AND EXECUTIVE OFFICERS
Robert P. LoCascio(2)....................................       6,681,963              19.7%
Timothy E. Bixby(3)......................................         245,750            *
Richard L. Fields(4).....................................         449,971               1.3%
Emmanuel Gill(5).........................................       1,265,763               3.7%
Wycliffe K. Grousbeck(1).................................       2,575,829               7.6%
Kevin C. Lavan(6)........................................          36,065            *
Robert W. Matschullat(7).................................          40,000            *
Directors and Executive Officers as a group (7
  persons)(8)............................................      11,295,341              32.8%

------------------------

*   Less than 1%.

(1) Based on the list of record holders provided by the Company's transfer agent and registrar, American Stock Transfer & Trust Company, on July 25, 2001 and the Schedule 13G filed with the Securities and Exchange Commission on February 5, 2001 for the year ended December 31, 2000 by: Highland Capital Partners IV Limited Partnership ("Highland Capital"); Highland Management Partners IV LLC ("Highland Management"); and Robert F. Higgins, Paul A. Maeder, Daniel J. Nova, Keith E. Benjamin and Wycliffe K. Grousbeck (the managing members of Highland Management and together, the "Investing Managing Members"). The address for Highland Capital, Highland Management and each of the Investing Managing Members is c/o Highland Capital
    Partners, Inc., Two International Place, Boston, Massachusetts 02110.

    Highland Capital is the record owner of and beneficially owns 2,451,944 shares (the "Highland Shares") of Common Stock. Highland Capital has the power to vote or direct the disposition of all of the Highland Shares. Such power is exercised through Highland Management as the sole general partner of Highland Capital. Highland Management, as the general partner of Highland Capital, may be deemed to own the Highland Shares beneficially. The Investing Managing Members have the power over all investment decisions of Highland Management and therefore may be deemed to share beneficial ownership of the Highland Shares by virtue of their status as controlling persons of Highland Management. In addition, Highland Entrepreneurs' Fund IV Limited Partnership ("HEF") is the record owner of and beneficially owns 102,165 shares (the "HEF Shares") of Common Stock. HEF has the power to vote or direct the disposition of all of the HEF Shares. Such power is exercised through Highland Entrepreneurs' Fund IV LLC (the "LLC") as the sole general partner of HEF. The LLC, as the general partner of HEF, may be deemed to own the HEF Shares beneficially. The Investing Managing Members have the power over all investment decisions of the LLC and therefore may be deemed to share beneficial ownership of the HEF Shares by virtue of their status as controlling persons of the LLC.

    Each of Highland Capital and Highland Management does not have sole voting or investment power over any shares. Highland Capital, Highland Management and each of the Investing Managing Members have shared voting and investment power over the Highland Shares. In addition, each of the Investing Managing Members have shared voting and investment power over the HEF Shares. Highland Management disclaims beneficial ownership of the Highland Shares and each of the Investing Managing Members disclaims beneficial ownership of the Highland Shares and the HEF Shares.

    Mr. Higgins is the record owner of, has sole voting and investment power over, and beneficially owns 1,852 shares of Common Stock in addition to the shares listed above. Mr. Maeder is the record owner of, has sole voting and investment power over, and beneficially owns 1,791 shares of Common Stock in addition to the shares listed above. Mr. Nova is the record owner of, has sole voting and investment power over, and beneficially owns 633 shares of Common Stock in addition to the shares listed above. Mr. Grousbeck is the record owner of, has sole voting and investment power over, and beneficially owns 1,720 shares of Common Stock and options to acquire 20,000 shares of Common Stock exercisable within sixty days of July 25, 2001 in addition to the shares listed above. Mr. Benjamin is the record owner of, has sole voting and investment power over, and beneficially owns 212 shares of Common Stock in addition to the shares listed above.

    Each of Highland Capital and Highland Management may be deemed to own beneficially 7.2% of the outstanding Common Stock. Each of the Investing Managing Members may be deemed to own beneficially 7.6% of the outstanding Common Stock.

(2) The address for Mr. LoCascio is c/o LivePerson, Inc., 330 West 34th Street, 10th Floor, New York, New York 10001.

(3) Includes 243,750 shares of Common Stock issuable upon exercise of options exercisable within 60 days of July 25, 2001.

(4) Includes 321,460 shares of Common Stock and 46,887 shares of Common Stock issuable upon exercise of warrants held of record by Allen & Company Incorporated ("Allen & Company") and beneficially owned by Mr. Fields, over which he exercises sole voting and investment power. Mr. Fields is a Managing Director of Allen & Company. Mr. Fields does not exercise voting or investment power over, and disclaims beneficial ownership of, 1,119,177 shares and 148,426 shares issuable upon exercise of warrants which are held of record by Allen & Company and beneficially owned by Allen & Company or other of its officers and related persons. Also includes 20,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of July 25, 2001.

(5) Includes 1,250,763 shares of Common Stock held by Gilbridge Holdings Ltd., an entity over which Mr. Gill indirectly exercises control. Mr. Gill disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, if any. Also includes 15,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of July 25, 2001.

(6) Consists of 36,065 shares of Common Stock issuable upon exercise of options exercisable within 60 days of July 25, 2001.

(7) Includes 20,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of July 25, 2001.

(8) Includes 401,702 shares of Common Stock issuable upon exercise of options or warrants exercisable within 60 days of July 25, 2001.

                                 OTHER MATTERS

    The Company knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

    A representative of KPMG LLP, independent public accountants for the Company during the current fiscal year ending December 31, 2001 and for the fiscal year ended December 31, 2000, is expected to be present at the Special Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

    No person who has been a director or executive officer of LivePerson at any time since January 1, 2000, or any such person's associates, has a direct or indirect substantial interest in the proposal to be acted upon at the Special Meeting, other than any interest arising from the ownership of our securities, in which case no such person receives an extra or special benefit not shared on a pro rata basis by all other holders of the same class.

    The following sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 30, 2001, are incorporated by reference into this Proxy
Statement: Financial Statements, Management's Discussion and Analysis of Financial Condition and Results of Operations, Changes in and Disagreements With Accountants on Accounting and Financial Disclosure, and Quantitative and Qualitative Disclosures about Market Risk. Stockholders entitled to notice of the Special Meeting may obtain a copy of this report, without charge, by writing to Timothy E. Bixby, President, Chief Financial Officer and Secretary, at the Company's principal executive offices located at 330 West 34th Street, 10th Floor, New York, New York 10001, or by calling the Company at (212) 918-2100.

                                                             By Order of the Board of Directors
                                                             TIMOTHY E. BIXBY
                                                             PRESIDENT, CHIEF FINANCIAL OFFICER,
                                                             SECRETARY AND
                                                             DIRECTOR

Dated: August 20, 2001

                                   APPENDIX A
                           PROPOSED TEXT OF AMENDMENT
                                       TO
            FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

    The Fourth Amended and Restated Certificate of Incorporation of the Company is to be amended by adding the following paragraph immediately after the present first paragraph of ARTICLE IV.A. thereof:

    "Effective on         , 2001, upon the filing of the Certificate of
Amendment of the Fourth Amended and Restated Certificate of Incorporation of the Corporation on such date (the "Effective Date"), each ten (10) shares of Common Stock of the Corporation then issued and outstanding or held in the treasury of the Corporation automatically shall be combined into one (1) share of fully paid and nonassessable Common Stock of the Corporation. There shall be no fractional shares of Common Stock issued. Each holder of shares of Common Stock who would otherwise be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing sale prices of the Common Stock (as adjusted to reflect the reverse split of shares hereby) for the 20 trading days immediately prior to the Effective Date, as reported in The Wall Street Journal. If such price or prices are not available, the fractional share payment will be based on the average of the last bid and ask prices of the Common Stock for such days, in each case as officially reported on the Nasdaq National Market, or such other price as determined by the Board of Directors of the Corporation."

                                LIVEPERSON, INC.
                                PRELIMINARY PROXY

              Special Meeting of Stockholders, September 13, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                LIVEPERSON, INC.

         The undersigned stockholder of LivePerson, Inc. (the "Company") revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held September 13, 2001 and the Proxy Statement, and appoints Robert P. LoCascio, Chief Executive Officer, and Timothy E. Bixby, Chief Financial Officer and President, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 46th Floor, New York, New York 10019 (Telephone: 212-581-1600), on September 13, 2001 at 10:00 a.m. Eastern Daylight time (the "Special Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below

        |_| FOR |_| AGAINST |_| ABSTAIN    To approve an amendment to the
                                           Company's Fourth Amended and Restated
                                           Certificate of Incorporation to
                                           effect a one-for-ten reverse split
                                           of the outstanding shares of the
                                           Company's Common Stock.

        In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

        The Board of Directors recommends a vote IN FAVOR OF the listed proposal. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE LISTED PROPOSAL.

        Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

        ------------------------------------------------------------------------
                              (Print name(s) on certificate)

        Please sign your name:
                               -------------------------------------------------
                               Signature (title, if any)

                               -------------------------------------------------
                               Additional Signature (if held jointly)

                               Date:
                                   ---------------------------------------------

        (JOINT OWNERS SHOULD EACH SIGN. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON The ENVELOPE IN WHICH THIS CARD WAS MAILED. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE SIGN UNDER FULL TITLE, CORPORATE OR ENTITY NAME.)